UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2026

SHARONAI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43129	41-2349750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500,

New York, NY 10151

(Address of principal executive offices, including zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Common Stock, $0.0001 par value	SHAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2026, SharonAI Holdings Inc., through its wholly-owned subsidiary (together, the “Company”), entered into (i) a Master Services Agreement (the “MSA”) and (ii) Service Order No. 1 (the “Service Order,” and together with the MSA, the “Agreements”) with ESDS Software Solutions Limited and certain of its subsidiaries (together, the “Customer”), pursuant to which the Company agreed to provide high-performance managed GPU compute and cloud infrastructure services to the Customer.

Pursuant to the Agreements, the Company will deploy and operate a cluster of approximately 8,200 NVIDIA B300 GPUs together with approximately 17.80 petabytes of VAST storage and related infrastructure (the “AI Cloud Infrastructure”) at a data center in Australia. The AI Cloud Infrastructure is to be delivered by September 16, 2026, subject to the terms of the MSA and the Service Order.

The Service Order has an initial term of 60 months commencing on the Service Start Date (as defined in the Service Order), with a total contract value of approximately USD $1,250,000,000. The Customer has an option to extend for an additional 24 months. Service fees are payable monthly in advance. The Customer is required to provide security in the form of letters of credit or bank guarantees in an aggregate amount of USD $140,000,000.

The MSA has an initial term of seven (7) years from the Effective Date and governs the terms and conditions applicable to all service orders entered into by the parties thereunder, including provisions relating to service levels (targeting 99.95% annual uptime), intellectual property, data protection, confidentiality, limitation of liability, and termination. The Customer may not terminate the Service Order for convenience during the first 36 months of the Service Order Initial Term. Termination payments apply upon early termination, as set forth in the Agreements.

Neither the Company nor any of its affiliates have any material relationship with the Customer, other than in respect of the Agreements.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the MSA and the Service Order, copies of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 7.01 Regulation FD Disclosure.

On April 1, 2026, the Company issued a press release announcing the execution of the Agreements described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 1, 2026

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this report and its exhibits that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s reports and filings made with the SEC. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS INC.

	By:	/s/ James Manning
	Name:	James Manning
	Title:	CEO

Date: April 1, 2026